EXHIBIT 10.70

FIRST AMENDMENT TO THE

PTEK HOLDINGS, INC. 401(k) PLAN

THIS FIRST AMENDMENT to the PTEK Holdings, Inc. 401(k) Plan (the “Plan”) is made on this 4th day of June 2003, to be effective as of the 31st day of December, 2002, by the Administrative Committee.

W I T N E S S E T H:

WHEREAS, Section 13.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

WHEREAS, the Plan was amended effective December 1, 1999 to provide for different eligibility requirements for seasonal employees; and

WHEREAS, in operation, all eligible employees, including seasonal employees, have been subject to the same eligibility requirements; and

WHEREAS, Section 2.07(3) of Appendix B to Revenue Procedure 2001-17 provides that a plan sponsor may correct an inclusion of ineligible employees in the plan who have not completed the plan’s minimum service requirements by amending the plan accordingly; and

WHEREAS, the Administrative Committee desires to amend the Plan effective as of December 31, 2002, to eliminate the different eligibility requirements for seasonal employees;

NOW, THEREFORE, effective December 31, 2002 the Plan hereby is amended as follows:

1. Section 1.35 of the Plan is hereby amended by deleting the last sentence of that Section.

2. Section 1.39 of the Plan is hereby amended by deleting said Section in its entirety and by substituting in lieu thereof the following:

1.39 Entry Date shall mean the first day of every calendar month during the period in which the Plan remains in effect. In addition, the Administrative Committee may prescribe and set forth on a schedule hereto or in its records a special Entry Date for individuals who are employed by a predecessor employer or a new Participating Company, and who otherwise have satisfied the requirements for eligibility.

3. Section 1.43(b) of the Plan is hereby amended by deleting said Section in its entirety and by substituting in lieu thereof the following:

(b) Notwithstanding anything herein to the contrary, in accordance with this Section and applicable regulations promulgated by the Department of Labor, the following Employees shall be credited with 45 Hours of Service for each week for which such Employee would be required to be credited with at least 1 Hour of Service:

(1) For the period commencing on January 1, 1999 and ending on November 30, 1999, all Employees; and

(2) Each Employee for whom the Plan does not keep records of actual Hours of Service.

4. Section 1.68 of the Plan is hereby amended by deleting said Section in its entirety and by substituting in lieu thereof the following:

1.68 [Reserved.]

5. Section 1.80 of the Plan is hereby amended by deleting said Section in its entirety and by substituting in lieu thereof the following:

1.80 Year of Eligibility Service shall mean a 12-consecutive-month period during which an Employee completes no less than 1,000 Hours of Service. To the extent determined by the Administrative Committee, as set forth on a Schedule hereto and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate shall be taken into account in determining an Employee’s Years of Eligibility Service.

6. Section 2.1(b) of the Plan is hereby amended by deleting said Section in its entirety and by substituting in lieu thereof the following:

(b) [Reserved.]

7. Except as specified herein, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized member to execute this First Amendment on the date first written above.

ADMINISTRATIVE COMMITTEE

By:	/s/ Patricia M. Jones

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